Exhibit 99.1

Accellent to Acquire Lake Region Medical

Combining Strengths to Create a Leading Interventional Vascular Business

New Enterprise Will Be Called Lake Region Medical

Wilmington, MA/Minneapolis, MN (February 3, 2014)—Today, Accellent Inc., a leading provider of fully integrated outsourced manufacturing and engineering services to the medical device industry, and Lake Region Medical (“Lake Region”), a privately held, Original Development Manufacturer (ODM) of minimally invasive devices and delivery systems to the cardiology and endovascular markets, announced that they have entered into a definitive agreement whereby Accellent will acquire Lake Region Medical.

This acquisition supports Accellent’s strategic intent to grow its Cardio & Vascular business segment. “Over the last several years we have been positioning Accellent for growth. We have refined our strategic focus, improved our execution, optimized our operations and built a robust sales pipeline. Lake Region Medical is an excellent company with a strong quality reputation, product development capability involving clinical thought leaders and a deep medical device manufacturing history,” said Don Spence, Chairman and CEO of Accellent, who will lead the new enterprise. “Combining our companies will create a leading interventional vascular business with more scale, a broader product offering and deeper customer relationships.”

Jeremy Friedman, President and COO, Cardio & Vascular business for Accellent, agrees this is an instrumental step in the company’s overall market strategy. “Lake Region Medical is a leading designer and producer of guide wires and other wire-based products used for therapy delivery in minimally invasive procedures. This makes for a perfect fit with our product strategy and will allow us to offer our customers a strong portfolio of both guide wire and catheter products.”

Founded in 1947 by Joe Fleischhacker Sr., Lake Region Medical has a rich history of innovation that stems from Mr. Fleischhacker’s development of the process to manufacture pacing coils used with the first implantable pacemakers. Since then, the company has been owned and operated by the Fleischhacker family. Lake Region Medical’s CEO and Owner, Joe Fleischhacker Jr., stated: “We are pleased that we have found a company like Accellent who shares our values and strong focus on patient care yet brings different strengths to the table. This combination supports Lake Region’s product strategy to enhance our ODM competence in a wider range of products used for delivering therapy to patients. On behalf of Kate, Mark and the rest of the Fleischhacker family, we all look forward to the continued growth and success of Lake Region Medical,” he added.

Mark Fleischhacker, COO and owner of Lake Region Medical, added that the Accellent and Lake Region combination is the right strategic move: “Combining Lake Region’s strength in guide wires with Accellent’s strength in catheters will create a supplier that can offer interventional delivery, access and retrieval systems to complement our customers’ core therapeutic devices. In parallel, Accellent’s deep contract manufacturing expertise will provide an even stronger precision component offering to all of our medical device customers.”

“Culturally, the values of the two companies are strongly aligned. We believe this is a win-win for everyone: the Fleischhacker family, the Accellent and Lake Region Medical employees and most importantly our customers and the patients that they serve,” stated Katherine (Kate) Roehl, Chief Administrative Officer and owner of Lake Region Medical.

As part of the transaction, all of Lake Region Medical’s highly-experienced employees and state of the art facilities in Chaska, Minnesota, New Ross and Galway, Ireland and Shanghai, China will become part of the combined enterprise.

The merged business will be called Lake Region Medical and the company will continue to use the Accellent brand in marketing the Advanced Surgical business.

“Lake Region Medical has an unparalleled reputation within the cardiology and endovascular markets as well as the industry as a whole. We are pleased to be able to carry on this legacy under the Lake Region name as we grow the combined company,” said Don Spence.

The transaction, which is subject to regulatory approvals and other customary closing conditions, is expected to close in the first quarter of 2014. Terms of the transaction were not disclosed.

UBS Investment Bank, Goldman, Sachs & Co. and Wells Fargo Securities served as financial advisors to Accellent, and Simpson Thacher & Bartlett LLP served as legal advisor. Piper Jaffray & Co. served as exclusive financial advisor to Lake Region Medical, and Faegre Baker Daniels LLP served as legal advisor.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry, primarily in the cardiology, vascular and the advanced surgical markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

About Lake Region Medical

Lake Region Medical is a privately held, global leader in the development and manufacture of OEM devices, supplying the world’s largest medical device companies with minimally invasive delivery solutions. It is an industry expert in developing and marketing medical devices to meet unique clinical challenges for cardiovascular, stimulation therapy, neurovascular, and peripheral vascular applications, serving all major markets worldwide. Lake Region collaborates with top physicians and leading university research facilities on new product developments and has established development and distribution partnerships with industry leading medical device companies throughout the world. For more information, please visit www.lakeregionmedical.com.

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Such statements may include, but are not limited to, statements about the benefits of the proposed Merger of the Company with Lake Region, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ from those set forth in the forward-looking statements.

For more information contact:

Accellent Media Contact: Laura Tringali 978-570-6900 laura.tringali@accellent.com	Investor Contact: Richard Johnson 978-570-6900 richard.johnson@accellent.com	Lake Region Medical Media Contact: Jim Mellor (952) 361-2511 James.mellor@lakeregionmedical.com